EXHIBIT 99.1
News Release
Investor Contact: Lydia Kopylova, (212) 878-1831
For Immediate Release July 27, 2023	Media Contact: Jennifer Albert, (212) 878-1840

Minerals Technologies Reports Second Quarter 2023 Earnings Per Share of $0.82,
 or $1.31 Excluding Special Items
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Company Initiated a Restructuring and Cost Savings Program
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Highlights:
•	Operating Margin of 9%, or 12.8% Excluding Special Items, Up 120 bps Sequentially
•	Cash Flow from Operations: $79 Million Year-To-Date, More Than Double Prior Year
•	Initiated $10 Million Cost Savings Program
•	Announced Plan to Exit Talc Business
•	Signed Agreement in Brazil to Deploy NewYield® LO Technology
•	Published 15th Annual Corporate Responsibility and Sustainability Report

NEW YORK, July 27, 2023 – Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today reported diluted earnings per share of $1.31 excluding special items for the second quarter ended July 3, 2023. Reported earnings per share were $0.82.

“We delivered a solid quarter with continued margin and cash flow improvement. This was driven by our team’s focused execution and the commitment to deliver on our targets. In addition, following our recent re-segmentation, we identified organizational efficiencies that will further streamline our cost structure,” said Douglas T. Dietrich, Chairman and Chief Executive Officer.

“Further, we announced our subsidiary, Barretts Minerals Inc., will exit from the talc market, and we initiated a sale process. We are also taking prudent steps to ensure that any liabilities associated with talc are dealt with effectively and efficiently,” said Mr. Dietrich.

Second Quarter 2023

Worldwide net sales were $552 million, up 1 percent sequentially and down 1 percent from the prior year. Foreign exchange had an unfavorable impact of approximately $8 million or 1 percentage point.

Operating income was $50 million. Excluding special items, operating income was $71 million, up 12 percent sequentially and 4 percent below the prior year as the Company continues to catch up on inflationary cost increases through higher pricing. Operating margin excluding special items was 12.8 percent, a 120 basis point improvement sequentially.

The Company recorded special items of $20.7 million, primarily consisting of severance costs of $6.6 million related to a restructuring program and $13.9 million of additional litigation costs. The litigation costs were incurred to defend against and restore its reserve for claims associated with certain talc products from the Barretts Minerals Inc. subsidiary. The Company previously announced that it will exit the talc business following a strategic review of its operations and amidst the backdrop of the talc-related litigation environment.

Consumer & Specialties segment sales were $290 million in the second quarter, down 2 percent sequentially and up 3 percent over the prior year.

Household & Personal Care sales were $126 million, down 3 percent sequentially and up 6 percent from the prior year as the impact from our pricing actions and continued strong demand for our pet litter products more than offset mixed demand conditions across other consumer end markets. Specialty Additives sales were $165 million, down 2 percent sequentially and flat over the prior year.

Segment operating income was $34 million, excluding special items, up 5 percent sequentially and 1 percent over the prior year. Operating margin excluding special items was 11.7 percent, up 90 basis points sequentially as the segment benefitted from pricing actions and strong demand for pet litter. Reported segment operating income was $19 million, or 6.7 percent of sales.

Additionally, the Company announced that it has entered into an agreement with a leading pulp and paper company to deploy MTI’s sustainable New Yield® LO Precipitated Calcium Carbonate (PCC) technology at an existing plant in Brazil.

The Consumer & Specialties segment provides technologically enhanced products to consumer-driven end markets, including mineral-to-shelf household products, as well as specialty additives that become functional components in a variety of consumer and industrial goods. This segment includes two product lines: Household & Personal Care and Specialty Additives.

Engineered Solutions segment sales were $261 million in the second quarter, up 5 percent sequentially, but 5 percent below the prior year.

High-Temperature Technologies sales were $183 million, an increase of 2 percent sequentially and 2 percent below the prior year driven by soft steel market conditions in Europe. Environmental & Infrastructure sales were $79 million, 12 percent higher sequentially but 10 percent lower than the prior year due to the weak commercial construction market conditions in North America.

Segment operating income was $38 million excluding special items, 9 percent higher sequentially, but 8 percent lower than the prior year. Operating margins represented 14.7 percent of sales, excluding special items. Reported segment operating income was $35 million and 13.5 percent of sales.

The Engineered Solutions segment provides advanced process technologies and solutions that are designed to improve our customers’ manufacturing processes and projects. This segment includes two product lines: High-Temperature Technologies and Environmental & Infrastructure.

Company-wide cost savings program

MTI has initiated a cost savings program, primarily through workforce reductions. The annualized savings from the program will be approximately $10 million, beginning late in the third quarter of 2023 and achieving full run-rate in the first half of 2024. The Company will provide additional details in the coming quarters as part of its regular earnings reporting cycle.

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Minerals Technologies will host a conference call tomorrow, July 28, 2023, at 11 a.m. Eastern Time. The live earnings webcast can be accessed at https://investors.mineralstech.com/quarterly-results-conference-calls. A presentation for the call will be available at the same location at approximately 10:30 a.m. Eastern Time on July 28, 2023.
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FORWARD-LOOKING STATEMENTS

This press release may contain "forward‐looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations and forecasts of future events such as new products, revenues and financial performance, and are not limited to describing historical or current facts. They can be identified by the use of words such as “believes,” “expects,” “plans,” “intends,” “anticipates,” and other words and phrases of similar meaning. Forward-looking statements are necessarily based on assumptions, estimates and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Actual future results may vary materially. Significant factors that could affect the expectations and forecasts include worldwide general economic, business, and industry conditions; the cyclicality of our customers’ businesses and their changing regional demands; our ability to compete in very competitive industries; consolidation in customer industries, principally paper, foundry and steel; our ability to renew or extend long term sales contracts for our satellite operations; our ability to generate cash to service our debt; our ability to comply with the covenants in the agreements governing our debt; our ability to effectively achieve and implement our growth initiatives or consummate the transactions described in the statements; our ability to successfully develop new products; our ability to defend our intellectual property; the increased risks of doing business abroad; the availability of raw materials and access to ore reserves at our mining operations, or increases in costs of raw materials, energy, or shipping; compliance with or changes to regulation in the areas of environmental, health and safety, and tax; claims for legal, environmental and tax matters or product stewardship issues; the continuing effects of the COVID-19 pandemic and the resulting preventative measures; operating risks and capacity limitations affecting our production facilities; seasonality of some of our businesses; cybersecurity and other threats relating to our information technology systems; and other risk factors and cautionary statements in our 2022 Annual Report on Form 10‐K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward‐looking statement, whether as a result of new information, future events, or otherwise.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a leading, technology-driven specialty minerals company that develops, produces, and markets a broad range of mineral and mineral-based products, related systems, and services. MTI serves globally a wide range of consumer and industrial markets, including household, food and pharmaceutical, paper, packaging, automotive, construction, and environmental. The Company reported global sales of $2.1 billion in 2022. For further information, please visit our website at www.mineralstech.com.
###

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(in millions, except per share data)
(unaudited)

	Quarter Ended			% Growth		Six Months Ended		% Growth
	Jul. 2, 2023	Apr. 2, 2023	Jul. 3, 2022	Prior Qtr.	Prior Year	Jul. 2, 2023	Jul. 3, 2022	Prior Year

Net sales	$551.5	$546.1	$557.0	1%	(1)%	$1,097.6	$1,076.1	2%

Cost of goods sold	423.5	425.4	429.7	(0)%	(1)%	848.9	827.1	3%

Production margin	128.0	120.7	127.3	6%	1%	248.7	249.0	(0)%

Marketing and administrative expenses	51.8	52.3	48.8	(1)%	6%	104.1	97.6	7%
Research and development expenses	5.6	5.3	5.0	6%	12%	10.9	10.1	8%
Restructuring and other items, net	6.6	0.0	0.0	*	*	6.6	0.0	*
Acquisition related expenses	0.2	0.1	2.6	*	*	0.3	4.2	*
Litigation expenses	13.9	0.0	1.5	*	*	13.9	1.5	*

Income from operations	49.9	63.0	69.4	(21)%	(28)%	112.9	135.6	(17)%

Interest expense, net	(14.5)	(14.2)	(10.4)	2%	39%	(28.7)	(20.2)	42%
Non-cash pension settlement charge	0.0	0.0	(1.5)	*	*	0.0	(1.5)	*
Other non-operating income (deductions), net	(1.4)	(1.1)	(1.2)	27%	17%	(2.5)	(1.6)	*
Total non-operating deductions, net	(15.9)	(15.3)	(13.1)	4%	21%	(31.2)	(23.3)	34%

Income before tax and equity in earnings	34.0	47.7	56.3	(29)%	(40)%	81.7	112.3	(27)%

Provision for taxes on income	7.5	10.5	11.4	(29)%	(34)%	18.0	22.6	(20)%
Equity in earnings of affiliates, net of tax	1.1	0.9	0.6	22%	83%	2.0	0.7	186%

Net income	27.6	38.1	45.5	(28)%	(39)%	65.7	90.4	(27)%

Less: Net income attributable to non-controlling interests	1.0	1.1	0.6	(9)%	67%	2.1	1.4	50%

Net Income attributable to Minerals Technologies Inc. (MTI)	$26.6	$37.0	$44.9	(28)%	(41)%	$63.6	$89.0	(29)%

Weighted average number of common shares outstanding:

Basic	32.5	32.5	32.8			32.5	33.0

Diluted	32.6	32.5	32.9			32.5	33.1

Earnings per share attributable to MTI:

Basic	$0.82	$1.14	$1.37	(28)%	(40)%	$1.96	$2.70	(27)%

Diluted	$0.82	$1.14	$1.36	(28)%	(40)%	$1.96	$2.69	(27)%

Cash dividends declared per common share	$0.05	$0.05	$0.05			$0.10	$0.10

* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME

1)
For comparative purposes, the quarterly periods ended July 2, 2023, April 2, 2023, and July 3, 2022 consisted of 91 days, 92 days, and 91 days, respectively. The six month periods ended July 2, 2023 and July 3, 2022 consisted of 183 days and 184 days, respectively.

2)
On a regular basis the Company reviews its segments and the approach used by the chief decision maker to assess performance and allocate resources. Accordingly, in Q1 2023, the Company realigned its business reporting structure into two segments, Consumer & Specialties and Engineered Solutions.

The Consumer & Specialties segment provides technologically enhanced products to consumer-driven end markets, including mineral-to-shelf household products, as well as specialty additives that become functional components in a variety of consumer and industrial goods. This segment includes two product lines: Household & Personal Care and Specialty Additives. The Engineered Solutions segment provides advanced process technologies and solutions that are designed to improve our customers’ manufacturing processes and projects. This segment includes two product lines: High-Temperature Technologies and Environmental & Infrastructure.

We believe the new structure better aligns our businesses and technologies with our customers and end markets and creates a more efficient and effective management structure that reflects the way performance is evaluated and resources are allocated.

	For historical consolidated financial information based upon the new segment reporting structure, please see the Company's Form 8-K filed on March 15, 2023.

3)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended July 2, 2023, April 2, 2023, and July 3, 2022, and the six month periods ended July 2, 2023 and July 3, 2022 and a reconciliation to reported earnings per share for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	(millions of dollars)	Quarter Ended			Six Months Ended
		Jul. 2, 2023	Apr. 2, 2023	Jul. 3, 2022	Jul. 2, 2023	Jul. 3, 2022

	Net income attributable to MTI	$26.6	$37.0	$44.9	$63.6	$89.0
	% of sales	4.8%	6.8%	8.1%	5.8%	8.3%

	Special items:
	Restructuring and other items, net	6.6	0.0	0.0	6.6	0.0
	Acquisition related expenses	0.2	0.1	2.6	0.3	4.2
	Litigation expenses	13.9	0.0	1.5	13.9	1.5
	Non-cash pension settlement charge	0.0	0.0	1.5	0.0	1.5
	Related tax effects on special items	(4.6)	0.0	(1.3)	(4.6)	(1.7)

	Net income attributable to MTI, excluding special items	$42.7	$37.1	$49.2	$79.8	$94.5
	% of sales	7.7%	6.8%	8.8%	7.3%	8.8%

	Diluted earnings per share, excluding special items	$1.31	$1.14	$1.50	$2.46	$2.85

In the second quarter of 2023, the Company initiated a restructuring and cost savings program to further streamline our cost structure as a result of organizational efficiencies gained through our recent resegmentation. Accordingly, the Company recorded restructuring and other charges of $6.6 million related to severance and other costs.

In the second quarter of 2023, the Company recorded incremental litigation costs of $13.9 million incurred to defend against, opportunistically settle, and restore our reserve for claims associated with certain talc products from our Barretts Minerals Inc. subsidiary.

4)
Free cash flow is defined as cash flow from operations less capital expenditures. The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended July 2, 2023, April 2, 2023, and July 3, 2022, and the six month periods ended July 2, 2023 and July 3, 2022 and a reconciliation to cash flow from operations for such periods. The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

		Quarter Ended			Six Months Ended
	(millions of dollars)	Jul. 2, 2023	Apr. 2, 2023	Jul. 3, 2022	Jul. 2, 2023	Jul. 3, 2022

	Cash flow from operations	$45.5	$33.7	$32.9	$79.2	$33.2
	Capital expenditures	21.4	24.5	21.2	45.9	40.2
	Free cash flow	$24.1	$9.2	$11.7	$33.3	$(7.0)

	Depreciation, depletion and amortization expense	$23.5	$23.7	$23.7	$47.2	$47.9

5)
“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization (EBITDA), excluding special items. The following is a presentation of the Company's non-GAAP EBITDA and Adjusted EBITDA for the quarterly periods ended July 2, 2023, April 2, 2023, and July 3, 2022, and the six month periods ended July 2, 2023 and July 3, 2022, and a reconciliation to net income for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance and facilitates investors' understanding of historic operating trends.

		Quarter Ended			Six Months Ended
	(millions of dollars)	Jul. 2, 2023	Apr. 2, 2023	Jul. 3, 2022	Jul. 2, 2023	Jul. 3, 2022

	Net income	$26.6	$37.0	$44.9	$63.6	$89.0
	Add back:
	Depreciation, depletion and amortization	23.5	23.7	23.7	47.2	47.9
	Interest expense, net	14.5	14.2	10.4	28.7	20.2
	Equity in earnings of affiliates, net of tax	(1.1)	(0.9)	(0.6)	(2.0)	(0.7)
	Net income attributable to non-controlling interests	1.0	1.1	0.6	2.1	1.4
	Provision for taxes on income	7.5	10.5	11.4	18.0	22.6
	EBITDA	72.0	85.6	90.4	157.6	180.4
	Add special items:
	Restructuring and other items, net	6.6	0.0	0.0	6.6	0.0
	Acquisition related expenses	0.2	0.1	2.6	0.3	4.2
	Litigation expenses	13.9	0.0	1.5	13.9	1.5
	Non-cash pension settlement charge	0.0	0.0	1.5	0.0	1.5
	Adjusted EBITDA	$92.7	$85.7	$96.0	$178.4	$187.6
	% of sales	16.8%	15.7%	17.2%	16.3%	17.4%

6)	The following table reflects the components of non-operating income and deductions:

	(millions of dollars)	Quarter Ended			Six Months Ended
		Jul. 2, 2023	Apr. 2, 2023	Jul. 3, 2022	Jul. 2, 2023	Jul. 3, 2022

	Interest income	$0.8	$0.7	$0.8	$1.5	$1.6
	Interest expense	(15.3)	(14.9)	(11.2)	(30.2)	(21.8)
	Non-cash pension settlement charge	0.0	0.0	(1.5)	0.0	(1.5)
	Foreign exchange gains	1.3	0.2	0.6	1.5	1.5
	Other deductions	(2.7)	(1.3)	(1.8)	(4.0)	(3.1)
	Non-operating deductions, net	$(15.9)	$(15.3)	$(13.1)	$(31.2)	$(23.3)

Included in non-operating deductions for both the three month and six month periods ended July 3, 2022 are non-cash pension settlement charges of $1.5 million associated with some of our pension plans in the U.S.

7)
The analyst conference call to discuss operating results for the second quarter is scheduled for Friday, July 28, 2023 at 11:00 am ET and will be broadcast over the Company's website (www.mineralstech.com). The broadcast will remain on the Company's website for no less than one year.

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended						% Growth		Six Months Ended				% Growth
SALES DATA	Jul. 2, 2023	% of Total Sales	Apr. 2, 2023	% of Total Sales	Jul. 3, 2022	% of Total Sales	Prior Qtr.	Prior Year	Jul. 2, 2023	% of Total Sales	Jul. 3, 2022	% of Total Sales	Prior Year

United States	$294.7	53%	$288.0	53%	$303.1	54%	2%	(3)%	$582.7	53%	$572.8	53%	2%
International	256.8	47%	258.1	47%	253.9	46%	(1)%	1%	514.9	47%	503.3	47%	2%
Net Sales	$551.5	100%	$546.1	100%	$557.0	100%	1%	(1)%	$1,097.6	100%	$1,076.1	100%	2%

Household & Personal Care	$125.5	23%	$129.2	23%	$118.9	21%	(3)%	6%	$254.7	24%	$239.3	23%	6%
Specialty Additives	164.8	30%	168.1	31%	164.3	29%	(2)%	0%	332.9	30%	327.4	30%	2%
Consumer & Specialties Segment	$290.3	53%	$297.3	54%	$283.2	50%	(2)%	3%	$587.6	54%	$566.7	53%	4%

High-Temperature Technologies	$182.6	33%	$178.6	33%	$186.7	34%	2%	(2)%	$361.2	33%	$356.6	33%	1%
Environmental & Infrastructure	78.6	14%	70.2	13%	87.1	16%	12%	(10)%	148.8	13%	152.8	14%	(3)%
Engineered Solutions Segment	$261.2	47%	$248.8	46%	$273.8	50%	5%	(5)%	$510.0	46%	$509.4	47%	0%

Net Sales	$551.5	100%	$546.1	100%	$557.0	100%	1%	(1)%	$1,097.6	100%	$1,076.1	100%	2%

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended			% Growth		Six Months Ended		% Growth
	Jul. 2, 2023	Apr. 2, 2023	Jul. 3, 2022	Prior Qtr.	Prior Year	Jul. 2, 2023	Jul. 3, 2022	Prior Year
SEGMENT OPERATING INCOME DATA

Consumer & Specialties Segment	$19.4	$32.2	$31.6	(40)%	(39)%	$51.6	$62.9	(18)%
% of Sales	6.7%	10.8%	11.2%			8.8%	11.1%
Engineered Solutions Segment	$35.2	$35.3	$41.7	(0)%	(16)%	$70.5	$79.0	(11)%
% of Sales	13.5%	14.2%	15.2%			13.8%	15.5%
Unallocated and Other Corporate Expenses	$(4.7)	$(4.5)	$(3.9)	4%	21%	$(9.2)	$(6.3)	46%

Consolidated	$49.9	$63.0	$69.4	(21)%	(28)%	$112.9	$135.6	(17)%
% of Sales	9.0%	11.5%	12.5%			10.3%	12.6%

SPECIAL ITEMS

Consumer & Specialties Segment	$14.5	$0.0	$2.0	*	*	$14.5	$3.0	*

Engineered Solutions Segment	$3.2	$0.0	$0.0	*	*	$3.2	$0.0	*

Unallocated and Other Corporate Expenses	$3.0	$0.1	$2.1	*	*	$3.1	$2.7	*

Consolidated	$20.7	$0.1	$4.1	*	*	$20.8	$5.7	*

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income. This excludes special items (set forth in the above table), for the quarterly periods ended July 2, 2023, April 2, 2023, and July 3, 2022, and the six month periods ended July 2, 2023 and July 3, 2022, constituting a reconciliation to GAAP operating income set forth above. The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth		Six Months Ended		% Growth
SEGMENT OPERATING INCOME,	Jul. 2, 2023	Apr. 2, 2023	Jul. 3, 2022	Prior Qtr.	Prior Year	Jul. 2, 2023	Jul. 3, 2022	Prior Year
EXCLUDING SPECIAL ITEMS

Consumer & Specialties Segment	$33.9	$32.2	$33.6	5%	1%	$66.1	$65.9	0%
% of Sales	11.7%	10.8%	11.9%			11.2%	11.6%
Engineered Solutions Segment	$38.4	$35.3	$41.7	9%	(8)%	$73.7	$79.0	(7)%
% of Sales	14.7%	14.2%	15.2%			14.5%	15.5%
Unallocated Corporate Expenses	$(1.7)	$(4.4)	$(1.8)	(61)%	6%	$(6.1)	$(3.6)	(69)%

Consolidated	$70.6	$63.1	$73.5	12%	(4)%	$133.7	$141.3	(5)%
% of Sales	12.8%	11.6%	13.2%			12.2%	13.1%
* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(In Millions of Dollars)
	July 2, 2023		December 31, 2022
		*		**

Current assets:
Cash & cash equivalents	$247.1		$247.2
Short-term investments	8.3		5.6
Accounts receivable, net	419.8		404.0
Inventories	354.7		348.8
Prepaid expenses and other current assets	49.9		64.9
Total current assets	1,079.8		1,070.5

Property, plant and equipment	2,293.9		2,288.6
Less accumulated depreciation	1,243.3		1,238.2
Net property, plant & equipment	1,050.6		1,050.4

Goodwill	914.3		914.8
Intangible assets	235.9		241.9
Other assets and deferred charges	127.6		124.0

Total assets	$3,408.2		$3,401.6

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$107.1		$119.7
Current maturities of long-term debt	14.5		14.5
Accounts payable	204.3		193.8
Other current liabilities	146.3		174.6
Total current liabilities	472.2		502.6

Long-term debt	921.2		928.1
Deferred income taxes	177.4		180.4
Other non-current liabilities	175.9		177.3
Total liabilities	1,746.7		1,788.4

Total MTI shareholders' equity	1,626.5		1,579.5
Non-controlling Interests	35.0		33.7
Total shareholders' equity	1,661.5		1,613.2

Total liabilities and shareholders' equity	$3,408.2		$3,401.6

* Unaudited
** Condensed from audited financial statements.